United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”), entered into a new employment agreement with Roger Snow, its Executive Vice President (the “Employment Agreement”).  The term of the Employment Agreement is for approximately three years and six months beginning May 20, 2010 through October 31, 2013, subject to certain earlier termination provisions.  Under the Employment Agreement, Mr. Snow is being paid an annual base salary of $249,100 from May 20, 2010 through October 31, 2010, and after October 31, 2010, Mr. Snow will continue to receive an annual base salary of no less than his annual base salary for the immediate prior 12 months of the Employment Agreement, paid in the same intervals as other employees of the Company.  If employed through October 31, 2010, Mr. Snow is eligible to participate in an executive bonus program and/or in an individual performance bonus program as authorized by the Board of Directors of the Company for the other senior management executives for fiscal year 2010, with a target bonus of 50% of Mr. Snow’s base salary.  For fiscal year 2011 and thereafter, Mr. Snow will be eligible to participate in an executive bonus program and/or in an individual performance bonus program as authorized by the Board for the other senior management executives.

For fiscal year 2010, and in consideration for Mr. Snow executing and fully adhering to the Employment Agreement and a non-competition agreement, Mr. Snow shall be eligible to receive an additional grant of equity based on the gross revenue of certain table games (the “Game Revenue”) for fiscal year 2010 equaling or exceeding a certain revenue threshold (the “Threshold”).  In the event the Game Revenue equals the Threshold, Mr. Snow shall receive a number of Company’s restricted stock units (“RSUs”) equal to Mr. Snow’s base cash salary at the time of the grant (the “Grant Date”) divided by the closing price of the Company’s stock on the Grant Date (the “RSU Grant”), provided Mr. Snow is employed on a full-time basis on the Grant Date.  For each full one percent (1%) of the Game Revenue above the Threshold, Mr. Snow shall receive additional RSUs equal to 1% of the RSU Grant.  The RSU Grant shall vest at the rate of 25% per year, beginning with the Grant Date and provided that Mr. Snow is employed on a full-time basis by the Company on the Grant Date; and continuing for 3 years thereafter on each successive annual 12-month anniversary date after the Grant Date, provided that, on each such annual anniversary date, Mr. Snow is still employed on a full-time basis by the Company, and further provided that Mr. Snow has not breached and is not in breach of his non-competition agreement.

Additionally, on May 20, 2010, the Company and Mr. Snow also entered into a non-competition agreement, pursuant to which Mr. Snow agreed not to compete with the Company during the term of the Employment Agreement and for a period of thirty-six months thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: May 26, 2010

/s/PHILLIP C. PECKMAN
Phillip C. Peckman
Chief Executive Officer